Exhibit 3.25

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA EAST HOUSTON, L.P.

This Certificate of Limited Partnership of CHCA East Houston, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the limited partnership is CHCA East Houston, L.P.

2.	The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.

3.	The name and address of the general partner is:

NAME	ADDRESS
Sunbelt Regional Medical Center, Inc.	One Park Plaza Nashville, TN 37203

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership, which shall become effective upon the date of filing, to be duly executed as of this 14th day of January, 2000.

SUNBELT REGIONAL MEDICAL CENTER, INC. the general partner

/s/ Steven E. Clifton
Steven E. Clifton, Vice President

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 01/14/2000

001022472-3159810

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA EAST HOUSTON, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of CHCA East Houston, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership Is CHCA East Houston, L.P.

SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of CHCA East Houston, L.P. on this 18th day of April, 2002.

Southbelt Regional Medical Center, LLC

By:	/s/ Dora A. Blackwood
Dora A. Blackwood, Assistant Secretary of Sunbelt Regional Medical Center, Inc., the General Partner

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:15PM 04/19/2002 020252496 – 3159810